Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

SECOND quarter 2022 Results

TALLAHASSEE, FL – July 28, 2022 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the three and six months ended June 30, 2022. The Company reported net earnings of $1,967,000, or $0.62 per basic and diluted share, for the three months ended June 30, 2022, compared to net earnings of $2,262,000 or $0.72 per basic and diluted share, for the three months ended June 30, 2021.  The Company reported net earnings of $4,208,000, or $1.34 per basic and $1.32 per diluted share for the six months ended June 30, 2022, compared to $4,496,000, or $1.44 per basic and diluted share for the six months ended June 30, 2021.

"Rising interest rates and inflation concerns have now extended the period of economic uncertainty that began in 2020 with the pandemic," said Sammie D. Dixon, Vice Chairman, President and CEO of Prime Meridian. "You are going to get different forecasts depending on which advisor or expert you hear. With a number of external factors changing, our game plan is to stay the course while continuing to be nimble enough to make adjustments when needed. New information, new decision. We keep an eye out for any credit weaknesses as we move forward and continue to see opportunities for responsible growth in the markets we serve."

"We are performing well as a company with strong year-to-date loan activity and continued deposit growth. The Company's net loan portfolio increased $61.5 million, or 12.5% since year-end, excluding $14.1 million in PPP loan forgiveness during the first half of the year. Operationally, we are proud of where we are. Our same quarter, year-over-year, asset growth is up 13.8% due to our core belief in relationship banking, our culture," Dixon said.  "Client relationships, and the ability to pivot, are performance keys in times of change."

It is those client relationships that drove over 1,000 clients and their friends to take part in the Bank's Client Appreciation grill events during the quarter. "Folks enjoy coming out to have lunch with us and sharing a sense of community. It's pretty special," said Dixon. "Taking care of the client is more important than anything else and the clients appreciate it," he said.

Second Quarter 2022 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	2Q'22	1Q'22	4Q'21	3Q'21	2Q'21
Net earnings	$1,967	$2,241	$1,752	$2,099	$2,262
Book value per share	$20.48	$20.87	$21.42	$20.99	$20.40
Earnings per share - Basic	$0.62	$0.71	$0.56	$0.67	$0.72
Earnings per share - Diluted	$0.62	$0.71	$0.55	$0.67	$0.72
Weighted-average basic shares outstanding	3,151,760	3,138,695	3,128,831	3,127,524	3,126,197
Weighted-average diluted shares outstanding	3,189,319	3,174,697	3,162,746	3,145,017	3,139,179
Return on average assets(1)	0.90%	1.05%	0.85%	1.09%	1.24%
Return on average equity(1)	12.13	12.70	10.11	12.99	14.40
Average yield on earning assets(1)	3.43	3.09	3.11	3.34	3.40
Net interest margin(1)	3.21	2.88	2.85	3.06	3.11
Efficiency ratio(2)	54.32	59.28	63.83	55.90	53.99
Nonperforming assets/total assets(3)	0.04	-	-	-	-

(1) Ratio has been annualized

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include other real estate owned, loans greater than 90 days past due, and nonaccrual loans.

•	Net earnings of $1.967 million fell modestly from 1Q22 and 2Q21 levels, due to the provision for loan losses (compared to a credit in the other periods), decreasing fee and interest income earned on the Paycheck Protection Program (PPP), a decline in mortgage banking net revenue, and higher noninterest expense. Partially offsetting this was strong second-quarter loan production coupled with investment activity which boosted total interest income.
•

Adjusted pre-tax, pre-provision net earnings for the second quarter of 2022 were $3.3 million and adjusted pre-tax, pre-provision annualized returns on average assets and average common equity were 1.50% and 20.12%, respectively. (These are considered non-GAAP financial measures. Please refer to "Non-GAAP Measures and Ratio Reconciliation" in the Tables on page 11 for more detail.)

•

Book value per share fell $0.39, or 1.9%, to $20.48 as rising interest rates have caused unrealized market value declines in the Company's investment securities portfolio, outpacing earnings retention.

•	Since December 31, 2021, net loans increased $47.4 million, or 9.7%, while deposits increased by $21.6 million, or 2.8%.
•	Asset quality remained strong with two loans totaling $349,000 on nonaccrual status and a nonperforming assets/total assets ratio of 0.04%.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 2Q'22 vs.
	2Q'22	1Q'22	2Q'21	1Q'22	2Q'21
Net interest income	$6,642	$5,859	$5,452	13.4%	21.8%
Provision (credit) for loan losses	731	(371)	(185)	297.0	495.1
Noninterest income	504	518	620	(2.7)	(18.7)
Noninterest expense	3,882	3,780	3,278	2.7	18.4
Income taxes	566	727	717	(22.1)	(21.1)
Net earnings	$1,967	$2,241	$2,262	(12.2)%	(13.0)%

On a linked quarter basis and compared to 2Q21, the decrease in net earnings is primarily attributed to the provision for loan losses (compared to a credit in both prior periods), partially offset by higher net interest income and lower income taxes.  Lower income from mortgage banking activities and increases in noninterest expense (mostly attributed to higher salaries and employee benefits) also contributed to the decline in net earnings.

	For the Six Months Ended
	June 30, 2022	June 30, 2021	$ Change	% Change
Net interest income	$12,501	$11,018	$1,483	13.5%
Provision (credit) for loan losses	360	(185)	545	294.6
Noninterest income	1,022	1,292	(270)	(20.9)
Noninterest expense	7,662	6,575	1,087	16.5
Income taxes	1,293	1,424	(131)	(9.2)
Net earnings	$4,208	$4,496	$(288)	(6.4)%

Comparing the six-month periods, higher net interest income and lower taxes were offset primarily by higher noninterest expense and secondarily by the provision for loan losses and lower noninterest income.

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 2Q'22 vs.
	2Q'22	1Q'22	2Q'21	1Q'22	2Q'21
Interest income:
Loans	$6,029	$5,784	$5,632	4.2%	7.0%
Securities	737	385	262	91.4	181.3
Other	331	124	65	166.9	409.2
Total interest income	7,097	6,293	5,959	12.8%	19.1%
Interest expense:
Deposits	415	403	500	3.0%	(17.0)%
Other borrowings	40	31	7	29.0	471.4
Total interest expense	455	434	507	4.8	(10.3)
Net interest income	$6,642	$5,859	$5,452	13.4%	21.8%

On a linked quarter basis and compared to the second quarter of 2021, the volume increase in loans and securities is the biggest driver of the increase in net interest income, followed by rate increases, and to a lesser extent, one additional day when comparing 2Q22 to 1Q22.  Average interest-earning assets totaled $828.2 million for 2Q22, compared to $814.2 million for 1Q22 and $700.4 million for 2Q21. Partially offsetting this was a $259,000 and a $637,000 reduction in PPP fee and interest income when compared to 1Q22 and 2Q21, respectively.   Excluding the impact of PPP, interest on loans would have increased 9.4% on a linked quarter basis and 22.6%, compared to the second quarter of 2021 (please refer to "Non-GAAP Measures and Ratio Reconciliation" in the Tables on page 11 for more detail.) Interest expense increased $21,000 from the first quarter of 2022 due to volume increases in average interest-earning deposit balances and other borrowings.  Compared to 2Q21, interest expense decreased $52,000 as volume increases were offset by a strategic reduction of deposit rates made in the first quarter of 2022.  The Company's 2Q22 net interest margin of 3.21% compared favorably to 1Q22 (2.88%) and 2Q21 (3.11%).

	For the Six Months Ended
	June 30, 2022	June 30, 2021	$ Change	% Change
Interest income:
Loans	$11,813	$11,437	$376	3.3%
Securities	1,122	511	611	119.6
Other	455	114	341	299.1
Total interest income	13,390	12,062	1,328	11.0%
Interest expense:
Deposits	818	1,037	(219)	(21.1)%
Other borrowings	71	7	64	914.3
Total interest expense	889	1,044	(155)	(14.8)
Net interest income	$12,501	$11,018	$1,483	13.5%

Comparing the six-month periods, the average balance of interest-earnings assets increased 22.0%, or $147.8 million, and was the primary driver of the increase in net interest income.  Partially offsetting this was a $1.2 million decrease in interest and fee income from PPP Loans as the Bank moved through the forgiveness process of these loans which impacted average loan yields and the net interest margin.  The yield on the average balance of interest-earning assets declined from 3.79% for the six months ended June 30, 2021 to 3.26% for the six months ended June 30, 2022 while the net interest margin dipped from 3.27% to 3.04% for the same time period.  (Please refer to the average balance sheet on page 9).

Provision for Loan Losses

After recording a $371,000 and a $185,000 credit for loan losses in 1Q22 and 2Q21, respectively, the Company's strong loan production in the second quarter of 2022 resulted in a $731,000 provision for loan losses.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 2Q'22 vs.
	2Q'22	1Q'22	2Q'21	1Q'22	2Q'21
Service charges and fees on deposit accounts	$73	$68	$56	7.4%	30.4%
Debit card/ATM revenue, net	143	129	124	10.9	15.3
Mortgage banking revenue, net	139	165	332	(15.8)	(58.1)
Income from bank-owned life insurance	94	95	67	(1.1)	40.3
Other income	55	61	41	(9.8)	34.1
Total noninterest income	$504	$518	$620	(2.7)%	(18.7)%

	For the Six Months Ended
	June 30, 2022	June 30, 2021	$ Change	% Change
Service charges and fees on deposit accounts	$141	$109	$32	29.4%
Debit card/ATM revenue, net	272	233	39	16.7
Mortgage banking revenue, net	304	633	(329)	(52.0)
Income from bank-owned life insurance	189	130	59	45.4
Gain on sale of debt securities available for sale	-	108	(108)	N/A
Other income	116	79	37	46.8
Total noninterest income	$1,022	$1,292	$(270)	(20.9)%

For all comparison periods, the decline in noninterest income is predominantly due to lower mortgage banking revenue which was anticipated given the rising rate environment and the high level of refinancing activity that occurred in 2021. Increases in bank-owned life insurance ("BOLI") income, fees on deposit accounts, and fee income from merchant cards, debit cards, and ATM transactions partially offset the decrease in mortgage banking revenue.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 2Q'22 vs.
	2Q'22	1Q'22	2Q'21	1Q'22	2Q'21
Salaries and employee benefits	$2,238	$2,160	$1,805	3.6%	24.0%
Occupancy and equipment	396	408	378	(2.9)	4.8
Professional fees	130	146	120	(11.0)	8.3
Marketing	213	167	199	27.5	7.0
FDIC assessment	84	124	49	(32.3)	71.4
Software maintenance, amortization and other	285	242	251	17.8	13.5
Other	536	533	476	0.6	12.6
Total noninterest expense	$3,882	$3,780	$3,278	2.7%	18.4%

	For the Six Months Ended
	June 30, 2022	June 30, 2021	$ Change	% Change
Salaries and employee benefits	$4,398	$3,657	$741	20.3%
Occupancy and equipment	804	764	40	5.2
Professional fees	276	250	26	10.4
Marketing	380	339	41	12.1
FDIC assessment	208	119	89	74.8
Software maintenance, amortization and other	527	501	26	5.2
Other	1,069	945	124	13.1
Total noninterest expense	$7,662	$6,575	$1,087	16.5%

For all comparison periods, an increase in salaries and employee benefits is the primary driver of higher noninterest expense due to a larger employee base (100 FTEs at June 30, 2022 versus 95 at June 30, 2021) and annual raises that went in effect in March of 2022.  The fluctuation in the quarterly FDIC assessment is primarily attributed to changing assessment rates while an increased assessment rate and higher deposit balances led to the $89,000 increase when comparing the six-month periods. The $124,000 increase in other noninterest expense from the first half of 2021 to the first half of 2022 is attributed to modest fluctuations in various miscellaneous expense categories.

Balance Sheet

At June 30, 2022, the Company reported $860.8 million in total assets, $784.6 million in deposits, and $537.6 million in net portfolio loans. This compares to $841.1 million in total assets, $762.9 million in deposits, and $490.2 million in net portfolio loans at December 31, 2021. Excluding $14.1 million in PPP loan forgiveness during the first half of 2022, the Company's net loan portfolio increased $61.5 million, or 12.5%, since year-end.   At June 30, 2022, $1.0 million in PPP loans remained on the balance sheet with $44,000 in fee income, net of costs, left to be recognized.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	June 30, 2022		December 31, 2021
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$179,976	33.0%	$156,306	31.5%
Residential real estate and home equity	208,769	38.4	183,536	36.9
Construction	71,382	13.1	71,164	14.3
Commercial	75,996	14.0	78,584	15.8
Consumer	7,961	1.5	7,283	1.5
Total loans	544,084	100.0%	496,873	100.0%

Net deferred loan costs (fees)	93		(701)
Allowance for loan losses	(6,611)		(5,974)
Loans, net	$537,566		$490,198

Deposit balances decreased $3.4 million from 1Q22 and is attributed to seasonal outflows of public funds rather than a trend linked to business or consumer accounts. Given the current interest rate environment, management is monitoring potential volatility in deposit balances closely. Total stockholders’ equity was $64.6 million, or 7.5% of total assets, at June 30, 2022 compared to $67.0 million at December 31, 2021, or 8.0% of total assets.  The $2.4 million decrease in equity from year-end stemmed from a $6.5 million change in accumulated other comprehensive loss on the company's investment securities portfolio due to the rising rate environment, partially offset by net earnings for the six months ended June 30, 2022.  Book value per share decreased from $21.42 at December 31, 2021 with 3,129,046 common shares outstanding to $20.48 at June 30, 2022, with 3,155,308 common shares outstanding.  While the Company acknowledges that rising interest rates have generated unrealized losses in its investment portfolio during the six months ended June 30, 2022, the Company's asset sensitive balance sheet is expected to respond well to the current rate environment.

As of June 30, 2022, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 8.61%, a 12.61% Common Equity Tier 1 Capital Ratio, a 12.61% Tier 1 Risk-Based Capital Ratio, and a 13.72% Total Risk-Based Capital Ratio.  Since December of 2019, the Company has injected $9.7 million into the Bank to support growth.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank.  As of June 30, 2022, the Company had an outstanding loan balance under this line of $4.1 million and year-to-date interest expense of $71,000.

Asset Quality

At June 30, 2022, the Bank had nonaccrual loans totaling $349,000 compared to none at December 31, 2021.  Net charge-offs totaled $7,000 for the quarter ended June 30, 2022 and that ratio of nonperforming assets as a percentage of total assets was 0.04%. Management believes that the allowance for loan losses which was $6.6 million, or 1.22% of gross loans, at June 30, 2022 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of June 30, 2022, the Bank had 100 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision (PTPP) net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America (GAAP). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	2Q'22	1Q'22	4Q'21	3Q'21	2Q'21
Interest income:
Loans	$6,029	$5,784	$5,794	$5,819	$5,632
Securities	737	385	292	283	262
Other	331	124	76	78	65
Total interest income	7,097	6,293	6,162	6,180	5,959
Interest expense:
Deposits	415	403	483	502	500
Other borrowings	40	31	26	25	7
Total interest expense	455	434	509	527	507
Net interest income	6,642	5,859	5,653	5,653	5,452
Provision (credit) for loan losses	731	(371)	81	-	(185)
Net interest income after provision for loan losses	5,911	6,230	5,572	5,653	5,637

Noninterest income:
Service charges and fees on deposit accounts	73	68	75	61	56
Debit card/ATM revenue, net	143	129	129	108	124
Mortgage banking revenue, net	139	165	216	325	332
Income from bank-owned life insurance	94	95	69	73	67
Other income	55	61	112	46	41
Total noninterest income	504	518	601	613	620

Noninterest expense:
Salaries and employee benefits	2,238	2,160	2,408	2,028	1,805
Occupancy and equipment	396	408	402	380	378
Professional fees	130	146	130	103	120
Marketing	213	167	171	197	199
FDIC assessment	84	124	119	78	49
Software maintenance, amortization and other	285	242	237	237	251
Other	536	533	525	480	476
Total noninterest expense	3,882	3,780	3,992	3,503	3,278

Earnings before income taxes	2,533	2,968	2,181	2,763	2,979
Income taxes	566	727	429	664	717
Net earnings	$1,967	$2,241	$1,752	$2,099	$2,262

Basic earnings per common share	$0.62	$0.71	$0.56	$0.67	$0.72

Diluted earnings per common share	$0.62	$0.71	$0.55	$0.67	$0.72

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	Unaudited		Unaudited
Interest income:
Loans	$6,029	$5,632	$11,813	$11,437
Securities	737	262	1,122	511
Other	331	65	455	114
Total interest income	7,097	5,959	13,390	12,062
Interest expense:
Deposits	415	500	818	1,037
Other borrowings	40	7	71	7
Total interest expense	455	507	889	1,044
Net interest income	6,642	5,452	12,501	11,018
Provision (credit) for loan losses	731	(185)	360	(185)
Net interest income after provision for loan losses	5,911	5,637	12,141	11,203
Noninterest income:
Service charges and fees on deposit accounts	73	56	141	109
Debit card/ATM revenue, net	143	124	272	233
Mortgage banking revenue, net	139	332	304	633
Income from bank-owned life insurance	94	67	189	130
Gain on sale of securities available for sale	-	-	-	108
Other income	55	41	116	79
Total noninterest income	504	620	1,022	1,292
Noninterest expense:
Salaries and employee benefits	2,238	1,805	4,398	3,657
Occupancy and equipment	396	378	804	764
Professional fees	130	120	276	250
Marketing	213	199	380	339
FDIC assessment	84	49	208	119
Software maintenance, amortization and other	285	251	527	501
Other	536	476	1,069	945
Total noninterest expense	3,882	3,278	7,662	6,575
Earnings before income taxes	2,533	2,979	5,501	5,920
Income taxes	566	717	1,293	1,424
Net earnings	$1,967	$2,262	$4,208	$4,496

Earnings per common share:
Basic	$0.62	$0.72	$1.34	$1.44
Diluted	0.62	0.72	1.32	1.44
Cash dividends per common share(1)	-	-	0.18	0.14

(1) Annual cash dividends were paid during the first quarters of 2022 and 2021.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	2Q'22	1Q'22	4Q'21	3Q'21	2Q'21
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash & cash equivalents	$134,122	$233,789	$233,473	$212,652	$181,599
Debt securities available for sale	133,382	101,868	73,763	67,124	63,306
Debt securities held to maturity	8,777	6,185	-	-	-
Loans, held for sale	10,725	11,241	11,768	10,976	13,736
Loans, net	537,566	479,526	490,198	476,513	470,488
Federal Home Loan Bank stock	463	463	366	366	366
Premises & equipment, net	8,228	7,905	7,962	8,018	8,159
Right of use lease asset	3,151	3,205	3,258	3,310	3,363
Accrued interest receivable	1,933	1,649	1,505	1,478	1,751
Bank-owned life insurance	16,342	16,248	16,153	12,085	12,012
Other assets	6,148	4,087	2,677	1,952	1,839
Total Assets	$860,837	$866,166	$841,123	$794,474	$756,619

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$210,685	$206,018	$209,351	$219,996	$199,662
Savings, NOW and money-market deposits	535,359	534,049	503,759	448,528	433,954
Time deposits	38,545	47,876	49,832	49,817	49,744
Total Deposits	784,589	787,943	762,942	718,341	683,360
Other borrowings	4,125	3,975	3,575	3,075	3,075
Official checks	776	1,625	1,141	1,168	965
Operating lease liability	3,303	3,350	3,397	3,443	3,489
Other liabilities	3,415	3,512	3,037	2,798	1,943
Total Liabilities	796,208	800,405	774,092	728,825	692,832
Total Stockholders' Equity	64,629	65,761	67,031	65,649	63,787
Total Liabilities and Stockholders' Equity	$860,837	$866,166	$841,123	$794,474	$756,619

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)

	2Q'22			1Q'22			2Q'21
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$514,166	$5,912	4.60%	$489,263	$5,684	4.65%	$483,587	$5,505	4.55%
Loans held for sale	11,174	117	4.19	10,550	100	3.79	14,784	127	3.44
Debt securities	132,562	737	2.22	84,088	385	1.83	60,155	262	1.74
Other(2)	170,320	331	0.78	230,348	124	0.22	141,842	65	0.18
Total interest-earning assets	828,222	$7,097	3.43%	814,249	$6,293	3.09%	700,368	$5,959	3.40%
Noninterest-earning assets	41,391			38,599			31,313
Total assets	$869,613			$852,848			$731,681

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$536,209	$357	0.27%	$517,506	$335	0.26%	$413,859	$410	0.40%
Time deposits	43,611	58	0.53	48,920	68	0.56	51,372	90	0.70
Total interest-bearing deposits	579,820	415	0.29	566,426	403	0.28	465,231	500	0.43
Other borrowings	4,034	40	3.97	3,717	31	3.34	802	7	3.49
Total interest-bearing liabilities	583,854	$455	0.31%	570,143	$434	0.30%	466,033	$507	0.44%
Noninterest-bearing deposits	213,521			208,793			196,726
Noninterest-bearing liabilities	7,345			3,328			6,085
Stockholders' equity	64,893			70,584			62,837
Total liabilities and stockholders' equity	$869,613			$852,848			$731,681

Net earning assets	$244,368			$244,106			$234,335
Net interest income		$6,642			$5,859			$5,452
Interest rate spread(3)			3.12%			2.79%			2.96%
Net interest margin(4)			3.21%			2.88%			3.11%

	For the Six Months Ended June 30,
	2022			2021
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$501,783	$11,596	4.62%	$483,586	$11,204	4.63%
Loans held for sale	10,864	217	3.99	14,081	233	3.31
Debt securities	108,459	1,122	2.07	59,893	511	1.71
Other(2)	200,167	455	0.45	115,888	114	0.20
Total interest-earning assets	821,273	$13,390	3.26%	673,448	$12,062	3.58%
Noninterest-earning assets	40,004			29,971
Total assets	$861,277			$703,419

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$526,909	$693	0.26%	$396,541	$811	0.41%
Time deposits	46,251	125	0.54	52,906	226	0.85
Total interest-bearing deposits	573,160	818	0.29	449,447	1,037	0.46
Other borrowings	3,877	71	3.66	411	7	3.41
Total interest-bearing liabilities	577,037	$889	0.31%	449,858	$1,044	0.46%
Noninterest-bearing deposits	211,170			185,424
Noninterest-bearing liabilities	7,202			6,361
Stockholders' equity	65,868			61,776
Total liabilities and stockholders' equity	$861,277			$703,419

Net earning assets	$244,236			$223,590
Net interest income		$12,501			$11,018
Interest rate spread (3)			2.95%			3.12%
Net interest margin(4)			3.04%			3.27%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	2Q'22	1Q'22	4Q'21	3Q'21	2Q'21
Per Share Data:
Earnings per common share - Basic	$0.62	$0.71	$0.56	$0.67	$0.72
Earnings per common share - Diluted	$0.62	$0.71	$0.55	$0.67	$0.72
Book value per common share	$20.48	$20.87	$21.42	$20.99	$20.40
Common shares outstanding	3,155,308	3,150,261	3,129,046	3,127,730	3,126,474
Weighted-average basic common shares outstanding	3,151,760	3,138,695	3,128,831	3,127,524	3,126,197
Weighted-average diluted common shares outstanding	3,189,319	3,174,697	3,162,746	3,145,017	3,139,179

Selected Performance Ratios and Other Data:
Return on average assets(1)	0.90%	1.05%	0.85%	1.09%	1.24%
Return on average equity(1)	12.13	12.70	10.11	12.99	14.40
Average yield on earning assets	3.43	3.09	3.11	3.34	3.40
Net interest margin(2)	3.21	2.88	2.85	3.06	3.11
Efficiency ratio(3)	54.32	59.28	63.83	55.90	53.99
Noninterest expense/average assets(1)	1.79	1.77	1.93	1.82	1.79

Asset Quality Data:
Nonaccrual loans	$349	$-	$-	$-	$-
Loans 90 days past due + other real estate owned	-	-	-	-	-
Total nonperforming assets	349	-	-	-	-
Nonperforming assets/total assets	0.04%	-	-	-	-
Loans 30-89 days past due	$1,597	$1,546	$1,121	$526	$1,022
Total loans	544,084	485,573	496,873	483,634	478,138
Loans 30-89 days past due/total loans	0.29%	0.32%	0.23%	0.11%	0.21%
Net (recoveries) charge-offs/average loans (1)	-	(0.23)	-	-	0.01

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	8.16%	8.10%	8.12%	8.45%	8.61%
Tier 1 Leverage Capital Ratio (Bank)	8.61	8.56	8.53	8.82	9.01
Common Equity Tier 1 Capital Ratio (Bank)	12.61	13.60	12.72	13.30	13.87
Tier 1 Risk-Based Capital Ratio (Bank)	12.61	13.60	12.72	13.30	13.87
Total Risk-Based Capital Ratio (Bank)	13.72	14.70	13.80	14.45	15.11

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	2Q'22	1Q'22	4Q'21	3Q'21	2Q'21
Net Income
Net earnings (GAAP)	$1,967	$2,241	$1,752	$2,099	$2,262
Plus: Provision (credit) for loan losses	731	(371)	81	-	(185)
Plus: income taxes	566	727	429	664	717
PTPP(1) net earnings (non-GAAP)	$3,264	$2,597	$2,262	$2,763	$2,794

Earnings per Share (EPS)
Weighted average common shares, diluted	3,189,319	3,174,697	3,162,746	3,145,017	3,139,179
EPS, diluted (GAAP)	$0.62	$0.71	$0.55	$0.67	$0.72
PTPP(1) EPS, diluted (non-GAAP)	$1.02	$0.82	$0.72	$0.88	$0.89

Return on Average Assets (ROAA)
Average assets	$869,613	$852,848	$826,027	$771,867	$731,681
ROAA (GAAP)	0.90%	1.05%	0.85%	1.09%	1.24%
PTPP(1) ROAA (non-GAAP)	1.50%	1.22%	1.10%	1.43%	1.53%

Return on Average Equity
Average equity	$64,893	$70,584	$69,336	$64,636	$62,837
ROAE (GAAP)	12.13%	12.70%	10.11%	12.99%	14.40%
PTPP(1) ROAE (non-GAAP)	20.12%	14.72%	13.05%	17.10%	17.79%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$537,566	$479,526	$490,198	$476,513	$470,488
Less PPP loans	(1,023)	(4,937)	(15,172)	(27,554)	(54,563)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$536,543	$474,589	$475,026	$448,959	$415,925

Average loans, excluding loans held for sale	$514,166	$489,263	$477,175	$477,322	$483,587
Less average PPP loans	(2,876)	(9,652)	(18,684)	(43,033)	(69,318)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$511,290	$479,611	$458,491	$434,289	$414,269

Interest on loans, excluding loans held for sale	$5,912	$5,684	$5,686	$5,708	$5,505
Less interest income and earned fee income on PPP loans	(237)	(496)	(584)	(865)	(874)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$5,675	$5,188	$5,102	$4,843	$4,631
Growth rate over linked quarter	9.4%	1.7%	5.3%	4.6%	(0.7)%

Average loan yield, excluding loans held for sale (GAAP)	4.60%	4.65%	4.77%	4.78%	4.55%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.44%	4.33%	4.45%	4.46%	4.47%

(1) Pre-tax, pre-provision

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Year-to-Date Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Six Months Ended
	June 30, 2022	June 30, 2021
Net Income
Net earnings (GAAP)	$4,208	$4,496
Plus: (credit) provision for loan losses	360	(185)
Plus: income taxes	1,293	1,424
PTPP(1) net earnings (non-GAAP)	$5,861	$5,735

Earnings per Share (EPS)
Weighted average common shares, diluted	3,188,802	3,128,185
EPS, diluted (GAAP)	$1.32	$1.44
PTPP(1) EPS, diluted (non-GAAP)	$1.84	$1.83

Return on Average Assets (ROAA)
Average assets	$861,277	$703,419
ROAA (GAAP)	0.98%	1.28%
PTPP(1) ROAA (non-GAAP)	1.36%	1.63%

Return on Average Equity (ROAE)
Average equity (GAAP)	$65,868	$61,776
ROAE (GAAP)	12.78%	14.56%
PTPP(1) ROAE (non-GAAP)	17.80%	18.57%

(1) Pre-tax, pre-provision

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2021	2020	2019	2018	2017
Net Income
Net earnings (GAAP)	$8,347	$4,458	$3,542	$4,042	$2,817
Plus: Provision (credit) for loan losses	(104)	2,850	1,131	591	256
Plus: income taxes	2,517	1,295	1,092	1,220	1,735
PTPP(1) net earnings (non-GAAP)	$10,760	$8,603	$5,765	$5,853	$4,808

Earnings per Share (EPS)
Weighted average common shares, diluted	3,142,482	3,134,124	3,159,635	3,131,546	2,711,699
EPS, diluted (GAAP)	$2.66	$1.42	$1.12	$1.29	$1.04
PTPP(1) EPS, diluted (non-GAAP)	$3.42	$2.74	$1.82	$1.87	$1.77

Return on Average Assets (ROAA)
Average assets	$751,576	$595,363	$456,797	$379,288	$331,682
ROAA (GAAP)	1.11%	0.75%	0.78%	1.07%	0.85%
PTPP(1) ROAA (non-GAAP)	1.43%	1.45%	1.26%	1.54%	1.45%

Return on Average Equity
Average equity	$65,179	$57,386	$53,172	$47,932	$39,283
ROAE (GAAP)	12.81%	7.77%	6.66%	8.43%	7.17%
PTPP(1) ROAE (non-GAAP)	16.51%	14.99%	10.84%	12.21%	12.24%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$490,198	$476,661	$337,710	$290,113	$250,259
Less PPP loans	(15,172)	(66,774)	-	-	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$475,026	$409,887	$337,710	$290,113	$250,259

Average loans, excluding loans held for sale	$480,606	$429,802	$309,350	$283,967	$240,875
Less average PPP loans	(50,315)	(55,529)	-	-	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$430,291	$374,273	$309,350	$283,967	$240,875

Interest on loans, excluding loans held for sale	$22,598	$19,553	$15,884	$14,215	$11,403
Less interest income and earned fee income on PPP loans	(3,358)	(1,725)	-	-	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$19,240	$17,828	$15,884	$14,215	$11,403

Average loan yield, excluding loans held for sale (GAAP)	4.70%	4.55%	5.13%	5.01%	4.73%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.47%	4.76%	5.13%	5.01%	4.73%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com